Exhibit 10.2

FORM OF

Chilean Cobalt Corp.

Option Award Agreement

[__]

This grant of an Award to purchase Shares is made pursuant to this Option Award Agreement (this “Agreement”) as of [__] (the “Effective Date”) by Chilean Cobalt Corp., a Nevada corporation (the “Company”) under the Chilean Cobalt Corp. 2023 Equity Incentive Plan (the “Plan”), to [__] (the “Participant”). Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as an incentive stock option.

By signing this cover sheet, you hereby accept the Option (as defined below) and agree to all of the terms and conditions described in this Agreement and in the Plan.

Participant Name: [__]

Signature: _____________________________

Chilean Cobalt Corp.

By: _________________________

Name: Duncan T. Blount

Title: Chief Executive Officer

This is not a stock certificate or a negotiable instrument. This grant of Option is a voluntary, revocable grant from the Company and Participant hereby acknowledges that the Company has no obligation to make additional grants in the future.

UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING

ENTRY WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS

TO EVIDENCE THE OPTIONS GRANTED TO YOU.

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1.	Grant. As of the Effective Date, the Company grants to the Participant an option (the “Option”) to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of [__] shares of Common Stock, (the “Option Shares”), at the purchase price of $[__] per share (the “Option Price”) pursuant to the terms and conditions of the Plan. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in this Plan. The Participant shall have the cumulative right to exercise the Option, and the Option is only exercisable, with respect to the following number of Option Shares on or after the following dates so long as the Participant remains a Service Provider to the Company or one of its subsidiaries on such dates:

Date Vesting	Number of Options Vested and Shares Which May be Acquired
[__]	[__]
[__]	[__]

Once exercisable, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date. Any portion of this Option that has not vested as provided for in the table above and is not exercisable on the date the Participant ceases to be a Service Provider shall terminate immediately and be of no further force or effect. The Administrator may, in its sole discretion, accelerate the date on which the Participant may purchase Option Shares. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in this Plan.

2.	Term. The Option granted hereunder shall expire in all events at 5:00 p.m., Eastern time on the tenth anniversary of the Effective Date (the “Expiration Date”).

3.	Change in Accounting Treatment. If the Administrator finds that a change in the financial accounting treatment for options granted under this Agreement or the Plan adversely affects the Company or, in the determination of the Administrator, may adversely affect the Company in the foreseeable future, the Administrator may, in its discretion, set an accelerated termination date for the Option. In such event, the Administrator may take whatever other action, including acceleration of any exercise provisions, it deems necessary.

4.	Blackout Periods. The Administrator reserves the right to suspend or limit the Participant’s rights to exercise and sell Shares acquired through the exercise of Options to comply with Applicable Requirements and any Company insider trading policy, any Applicable Law, or at any other times that it deems appropriate.

5.	Transfers. Except as otherwise provided herein or in any separate provisions applicable to this Option, the Option is transferable by the Participant only by will or pursuant to the laws of descent and distribution in the event of the Participant’s death, in which event the Option may be exercised by the heirs or legal representatives of the Participant as set forth in this Plan. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a Person other than the Participant shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

6.	Adjustments on Changes in Common Stock. In the event that, prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be an increase or decrease in the number of issued shares of Common Stock of the Company as a result of a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company, the remaining number of Option Shares still subject to the Option and the Option Price therefor shall be adjusted in a manner determined by the Administrator so that the adjusted number of Option Shares and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares still subject to the Option and the Option Price thereof prior to such change. For purposes of this Section 6 no adjustment shall be made as a result of the issuance of Common Stock upon the conversion of other securities of the Company which are convertible into Shares.

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7.	Legal Requirements. If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.

8.	Administration. The Option has been granted pursuant to, and is subject to the terms and provisions of, this Plan. All questions of interpretation and application of this Plan and the Option shall be determined by the Administrator, and such determination shall be final, binding and conclusive. The Option shall not be treated as an incentive stock option (as such term is defined in section 422(b) of the Code) for federal income tax purposes unless expressly indicated as same hereupon.

9.	Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.

10.	Notices. Any notice to be given to the Company shall be addressed to the Administrator at its principal executive office, and any notice to be given to the Participant shall be addressed to the Participant at the address then appearing on the personnel or other records of the Company, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

11.	Reservation of Right to Terminate. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Participant in its applicable capacity as a Service Provider at any time for any reason whatsoever.

12.	Choice of Law; Jurisdiction. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Nevada, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Nevada. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT SHALL BE INSTITUTED SOLELY IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN MONTGOMERY COUNTY, PENNSYLVANIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

13.	Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the Options and exercise thereof. You acknowledge and agree that you are responsible for making the decision on whether to consult with a tax expert in connection with this Award and that you are not relying on the Company, the Board, the Administrator, or any of their representatives for tax advice.

14.	Termination. In the case of Participant’s termination, death or permanent and total disability any vested Options shall expire if not exercised by the end of the Term. In any event, nonvested Options at the date of termination will be forfeited, unless the Administrator has discretionarily allowed otherwise.

15.	Exercise. This Option is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A – Stock Option Exercise Notice together with payment in a form of consideration authorized by the Administrator as indicated on that form.

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Exhibit A

Stock Option Exercise Notice

Dated: ______________________

To: Chilean Cobalt Corp.

Attn: Jeremy McCann

Sir/Madam:

Notice is hereby given of my election to purchase _____  shares of common stock of Chilean Cobalt Corp. (the “Company”) at a price of $[__] per share under the provisions of the stock option (“Option”) granted to me on [__] under the terms of the Chilean Cobalt Corp. 2023 Equity Incentive Plan, Adopted June 29, 2023.

I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement dated as of [__], between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.

At this time, the Administrator has adopted the following forms of consideration as acceptable for completing the exercise of the stated number and shares, in addition to any amounts required by the Company for withholding and/or payroll taxes:

(1)	Cash

or

(2)	Check: Enclosed is my check made payable to the Company in the amount of $ _________________ in payment of the exercise price of the Option and my check in the amount of $ ______________ made payable to __________________________ in payment of the tax due on exercise of the Option.

The following information is supplied for use in issuing and registering the shares purchased:

Number of Shares:	_________________
Full Name:	_________________
Address:	_________________
_________________
_________________

Signature:	_________________

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